EXHIBIT 11
                                                                      Page 1 of 2
                                     THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                      COMPUTATION OF EARNINGS PER SHARE <F1>
                                   (Dollars in Thousands Except Per Share Data)
                                           Year Ended December 31
                            1996            1995        1994       1993       1992
PRIMARY:
Net Income before effect of
  accounting changes        $205,205     $129,812    $115,247      $125,279    $111,913
Effect of accounting changes        -           -      (21,780)      (512)     (24,640)
Add:  Dividends paid net
  of related income tax
  applicable to the
  Restricted Stock Plan          354          427          349          311         365
Net income, as adjusted     $205,559     $130,239     $ 93,816     $125,078    $ 87,638
Weighted average number of
  common shares outstanding             77,895,650  75,756,630   73,363,084  72,607,363     72,168,964
Weighted average number of
  incremental shares in
  connection with assumued
  exercise of stock options
  based on the treasury stock
  method using average market
  price                     1,411,485    1,141,532   1,010,179    1,088,155   1,321,447
Weighted average number of
  incremental shares in
  connection with the
  Restricted Stock Plan
  based on the treasury
  stock method using average
  unamortized deferred
  compensation and average
  market price                986,043    1,281,910   1,197,182    1,520,003   1,484,207
      Total                80,293,178   78,180,072  75,570,445   75,215,521  74,974,618
Primary earnings per common
  and common equivalent
    share                       $2.56        $1.66       $1.24        $1.66       $1.17

<F1>  Restated to reflect the two-for-one stock split effected in June 1992 in the form of a 100% stock dividend.

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                                                                             EXHIBIT 11
                                                                             Page 2 of 2
                                             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                              COMPUTATION OF EARNINGS PER SHARE <F2>
                                           (Dollars in Thousands Except Per Share Data)
                                                        Year Ended December 31
                             1996             1995          1994           1993        1992
FULLY DILUTED:
Net Income before effect of
  accounting changes         $  205,205    $  129,812   $  115,247     $  125,279  $  111,913
Effect of accounting changes          -             -      (21,780)          (512)      (24,640)
After tax interest savings
  on assumed conversion of
  subordinated debentures         6,410         6,217        6,074          5,941       4,385
Add:  Dividends paid net of
  related income tax applicable
  to the Restricted Stock Plan       384           461         366            330         375
Net income, as adjusted      $  211,999    $  136,490   $   99,907     $  131,038  $   92,033
Weighted average number of
  common shares outstanding  77,895,650    75,756,630   73,363,084     72,607,363  72,168,964
Assumed conversion of
  subordinated debentures     2,977,668     3,002,130    3,002,130      3,002,130   2,251,598
Weighted average number of
  incremental shares in connection
  with assumed exercise of stock
  options based on year-end market
  price when higher than average
  market prices and market prices
  on dates of exercise and
  termination                 1,479,582     1,281,282    1,015,837      1,097,745   1,333,738
Weighted average number of
  incremental shares in connection
  with the Restricted Stock Plan
  based on ending unamortized
  deferred compensation and
  ending or average market price,
  whichever is higher         1,070,376     1,386,711    1,247,564      1,598,026   1,525,738
          Total              83,423,276    81,426,753   78,628,615     78,305,264  77,280,038
Fully diluted earnings per common
  common equivalent share         $2.54         $1.68        $1.27          $1.67       $1.19

<F2> Restated to reflect the two-for-one stock split effected in June 1992 in the form of a 100%
      stock dividend.

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